Exhibit 99.1

Cepton Announces Participation in Q3 2021 Investor Conferences

September 02, 2021 09:00 AM Eastern Daylight Time

SAN JOSE, Calif.--(BUSINESS WIRE)--Cepton Technologies, Inc. (“Cepton”), a Silicon Valley innovator and leader in high performance MMT® lidar solutions, announced today its participation in the following investor conferences:

RBC Capital Markets Global Industrials Conference
Date: Thursday, September 9, 2021
Time: 4:00pm - 4:30pm EDT
Format: Fireside Chat
Participants: Dr. Jun Pei, Chief Executive Officer, and Dr. Winston Fu, Chief Financial Officer

Cowen’s 14th Annual Global Transportation & Sustainability Mobility Conference
Date: Friday, September 10, 2021
Time: 4:00pm - 4:30pm EDT
Format: Fireside Chat
Participants: Dr. Jun Pei, Chief Executive Officer, and Dr. Winston Fu, Chief Financial Officer

Live webcast and other relevant company information can be found on the Investor Relations page of Cepton’s website at https://www.cepton.com/investors.

Cepton management will also host investor meetings at the above mentioned investor conferences. Please contact Cepton Investor Relations InvestorRelations@cepton.com for additional information.

About Cepton Technologies, Inc.

Cepton provides state-of-the-art, intelligent, lidar-based solutions for a range of markets such as automotive (ADAS/AV), smart cities, smart spaces and smart industrial applications. Cepton’s patented MMT®-based lidar technology enables reliable, scalable and cost-effective solutions that deliver long range, high resolution 3D perception for smart applications.

Founded in 2016 and led by industry veterans with over two decades of collective experience across a wide range of advanced lidar and imaging technologies, Cepton is focused on the mass market commercialization of high performance, high quality lidar solutions. Cepton is headquartered in San Jose, California, USA, with a presence in North America, Germany, Japan, India and China, to serve a fast-growing global customer base. For more information, visit www.cepton.com and follow us on Twitter and LinkedIn.

Contacts

Media: Faithy Li, media@cepton.com

Investors: InvestorRelations@cepton.com